Exhibit 10.1.1 First Amending Agreement (Sept 22, 2006) to Property Option Sept 8, 2006

AMENDING AGREEMENT

THIS SECOND AMENDING  made  22nd day of September 2006.

BETWEEN:

BRONX VENTURES INC. of Suite 100, 1255 West Pender Street, Vancouver, BC, V6E 2V1

(the "Optionor")

AND:

COLT CAPITAL CORP. of Suite 100, 1255 West Pender Street, Vancouver, BC, V6E 2V1

(the "Optionee")

WHEREAS the parties entered into an option agreement executed and made effective the 8th day of September, 2006, (the "Option Agreement"), with respect to an option on certain mineral claims and the parties wish to amend the terms thereof;

NOW THEREFORE in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

Definitions

In this second amending agreement, unless otherwise provided for herein, any defined term will have the meaning ascribed to it in the Option Agreement.

2.

Amendments

Paragraph 3.2(d) of the Option Agreement shall be deleted in its entirety and replaced with the following:

"(d)

on formation of the Joint Venture each of the parties will have been deemed to have contributed $373,770 towards exploration costs on the Property.  If any party fails to contribute to its share of future exploration costs approved pursuant to the Joint Venture Agreement its interest will be diluted on a straight line basis.  If any party’s interest is diluted to less than a 10% interest that party’s interest will be deemed to have been converted into a 0.5% (one-half of 1%) net smelter returns royalty (the "JV NSR Royalty") payable as set forth in Schedule "B" of this Agreement";

3.

Full Force and Effect

The parties hereto agree that, save as amended by this amending Agreement, the Option Agreement shall remain in full force and effect.

4.

Governing Law

This Second Amending Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

5.

Execution and Delivery

This agreement may be executed in counterparts and delivered by facsimile, each of which when howsoever signed and delivered being deemed an original and together forming one and the same instrument bearing the date first above written notwithstanding the date of actual execution.

IN WITNESS WHEREOF the parties hereto have hereunto executed this agreement as of the day and year first above written.

BRONX VENTURES INC.

Per:

Authorized Signatory

COLT CAPITAL CORP.

Per:

Authorized Signatory